Exhibit 32
Certification of CEO and CFO As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. § 1350)
In connection with the Quarterly Report of UST Inc., a Delaware corporation (the “Company”), on Form 10-Q for the period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Murray S. Kessler, Chairman of the Board, Chief Executive Officer and President of the Company, and Raymond P. Silcock, Senior Vice President and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to our knowledge:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: November 3, 2008

/s/ MURRAY S. KESSLER
Murray S. Kessler
Chairman of the Board, Chief Executive Officer and President

/s/ RAYMOND P. SILCOCK
Raymond P. Silcock
Senior Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to UST Inc. and will be retained by UST Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
This certification is made solely for the purpose of 18 U.S.C. § 1350, subject to the knowledge standard contained therein, and not for any other purpose.